UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2020

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Benefits Provided Upon Termination of Employment

On August 25, 2020, the Compensation Committee of Karyopharm Therapeutics Inc. (the “Company”) approved the following modifications to the benefits to be provided upon termination of employment for each of Drs. Kauffman and Shacham and Messrs. Primiano and Mason:

•

In the case of Dr. Kauffman, if the Company terminates Dr. Kauffman’s employment without cause or if Dr. Kauffman terminates his employment for good reason, in either case, prior to a change of control, (i) the Company will be required to pay as severance to Dr. Kauffman his base salary for 18 months, rather than the 12 months provided for under Dr. Kauffman’s amended and restated letter agreement with the Company, dated as of January 23, 2015 (the “Kauffman Agreement”) and (ii) if Dr. Kauffman elects to continue his and his eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), the Company will pay the monthly premium to continue such coverage for 18 months, instead of the 12 months provided for under the Kauffman Agreement. If the Company terminates Dr. Kaufman’s employment without cause or if Dr. Kauffman terminates his employment for good reason, in either case, after a change of control, the Company will be required to pay as severance to Dr. Kauffman a bonus payment equal to 150% of Dr. Kauffman’s target bonus in effect at the time of termination, rather than no bonus payment under the Kauffman Agreement.

•

In the case of Dr. Shacham, if the Company terminates Dr. Shacham’s employment without cause or if Dr. Shacham terminates her employment for good reason, in either case, prior to a change of control, (i) the Company will be required to pay as severance to Dr. Shacham her base salary for 18 months, rather than the nine months provided for under Dr. Shacham’s amended and restated letter agreement with the Company, dated as of January 23, 2015 (the “Shacham Agreement”) and (ii) if Dr. Shacham elects to continue her and her eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to COBRA, the Company will pay the monthly premium to continue such coverage for 18 months, rather than the nine months provided for under the Shacham Agreement. If the Company terminates Dr. Shacham’s employment without cause or if Dr. Shacham terminates her employment for good reason, in either case, after a change of control, (i) the Company will be required to pay as severance to Dr. Shacham her base salary for 18 months, rather than the 12 months provided for under the Shacham Agreement, and a bonus payment equal to 150% of Dr. Shacham’s target annual bonus in effect at the time of termination, rather than no bonus payment under the Shacham Agreement and (ii) if Dr. Shacham elects to continue her and her eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to COBRA, the Company will pay the monthly premium to continue such coverage for 18 months, rather than the 12 months provided for under the Shacham Agreement.

•

In the case of Mr. Primiano, if the Company terminates Mr. Primiano’s employment without cause or if Mr. Primiano terminates his employment for good reason, in either case, prior to a change of control, (i) the Company will be required to pay as severance to Mr. Primiano his base salary for 12 months, rather than the six months provided for under Mr. Primiano’s amended and restated letter agreement with the Company, dated as of September 18, 2015 (the “Primiano Agreement”) and (ii) if Mr. Primiano elects to continue his and his eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to COBRA, the Company will pay the monthly premium to continue such coverage for 12 months, rather than the six months provided for under the Primiano Agreement. If the Company terminates Mr. Primiano’s employment without cause, or if Mr. Primiano resigns for good reason, in either case, within one year following a change of control, the Company will be required to pay as severance to Mr. Primiano a bonus payment equal to Mr. Primiano’s target annual bonus in effect at the time of termination, rather than no bonus payment under the Primiano Agreement.

•

In the case of Mr. Mason, if the Company terminates Mr. Mason’s employment without cause or if Mr. Mason terminates his employment for good reason, in either case, prior to a change of control, (i) the Company will be required to pay as severance to Mr. Mason his base salary for 12 months, rather than the six months provided for under Mr. Mason’s offer letter with the Company, dated as of February 3, 2019 (the “Mason Agreement”) and (ii) if Mr. Mason elects to continue his and his eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to COBRA, the Company will pay the monthly premium to continue such coverage for 12 months, rather than the six months provided for under the Mason Agreement. If the Company terminates Mr. Mason’s employment without cause, or if Mr. Mason resigns for good reason, in either case, within one year following a change of control, the Company will be required to pay as severance to Mr. Mason a bonus payment equal to Mr. Mason’s target annual bonus in effect at the time of termination, rather than no bonus payment under the Mason Agreement.

On August 31, 2020, Dr. Kauffman, Dr. Shacham and Mr. Primiano entered into amended and restated letter agreements with the Company, and Mr. Mason entered into a letter agreement with the Company, effecting the modifications to the benefits to be provided upon termination of employment described above. The foregoing description of the modifications and the changes to compensation effected by the letter agreements is qualified in its entirety by the full text of the agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, and which are incorporated herein by reference.

Election of Director

On August 28, 2020, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Nominating, Corporate Governance & Compliance Committee of the Board, elected Christy J Oliger, 50, as a director of the Company and appointed her to serve on the Company’s Compensation Committee. In connection with the election of Ms. Oliger, the Board increased the number of directors comprising the Board from seven to eight and increased the number of Class I directors from two to three. Ms. Oliger has been designated as a Class I director to serve a term that will expire at the Company’s 2023 annual meeting of stockholders. She will serve in accordance with the Company’s By-laws until her successor has been duly elected and qualified or until her earlier death, removal or resignation.

There are currently no arrangements or understandings between Ms. Oliger and any other person pursuant to which Ms. Oliger was selected as a director. There are currently no transactions in which Ms. Oliger has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In accordance with the Company’s non-employee director compensation policy (the “Policy”), Ms. Oliger will receive the standard annual cash retainer of $50,000 for service on the Board and $7,500 for service as a non-chair member of the Compensation Committee, each prorated based on the effective date of her appointment, as well as reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof. In addition, in accordance with the Policy, the Board has granted Ms. Oliger an option to purchase 32,800 shares of the Company’s common stock. The option will have an exercise price equal to the closing price of the Company’s common stock on the date of grant, and vests with respect to one-third of the shares on the first anniversary of the date of grant and with respect to an additional 1/36th of the total number of shares subject to the option grant at the end of each successive month following the first anniversary of the grant date until the third anniversary of the grant date, subject to Ms. Oliger’s continued service with the Company.

In connection with her election to the Board, the Company entered into an indemnification agreement with Ms. Oliger in substantially the same form as the Company has entered into with each of the Company’s existing directors and as previously filed with the Securities and Exchange Commission. The indemnification agreement requires the Company, to the full extent permitted by law, to indemnify Ms. Oliger, and advance expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her, in actions or proceedings arising out of her service as a director.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Letter Agreement, dated as of August 31, 2020, between the Company and Michael Kauffman, M.D., Ph.D.

10.2	Amended and Restated Letter Agreement, dated as of August 31, 2020, between the Company and Sharon Shacham, Ph.D., M.B.A.

10.3	Amended and Restated Letter Agreement, dated as of August 31, 2020, between the Company and Christopher B. Primiano

10.4	Letter Agreement, dated as of August 31, 2020, between the Company and Michael Mason

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: August 31, 2020	By:	/s/ Christopher B. Primiano
Christopher B. Primiano
Executive Vice President, Chief Business Officer, General Counsel and Secretary